EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-131414 on Form S-1 of our report dated December 13, 2007, relating to the financial statements and financial statement schedule of Unified Grocers, Inc. (formerly Unified Western Grocers, Inc.) (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R)”), appearing in the Annual Report on Form 10-K of Unified Grocers, Inc. for the year ended September 29, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

July 2, 2008